As amended through December 29, 2008



                                     BYLAWS

                           for the regulation, except
                       as otherwise provided by statute or
                     its Restated Articles of Incorporation,

                                       of

                           Golden State Water Company

                           (a California corporation)



                              ARTICLE I. Offices.
                                         -------

     Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation shall be fixed and located at such place as the Board of Directors (herein called the "Board") shall determine. The Board is hereby granted full power and authority to change said principal executive office from one location to another.

     Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board at any place or places.

                     ARTICLE II. Meetings of Shareholders.
                                 ------------------------

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

     Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on such date and at such time as may be fixed by the Board.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting.

                            ARTICLE III. Directors.
                                         ---------

     Section 1. POWERS. Subject to limitations of the Articles, these Bylaws and of the California General Corporation Law as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
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     Section 2. NUMBER OF DIRECTORS. The authorized number of directors shall be not less than five or more than nine until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders amending this Section 2. The exact number of directors shall be fixed, within the limits specified, by the Board from time to time in a resolution adopted by a majority of the directors. The exact number of directors shall be nine until changed as provided in this
Section 2.

                             ARTICLE IV. Officers.
                                         --------

     Section 1. OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine.

     Section 2. PRESIDENT. The President shall be the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and has such other powers and duties as may be prescribed by the Board.

     Section 3. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of the shareholders, the Board and its committees, and a share register or a duplicate share register.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any committees thereof required by the Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 4. CHIEF FINANCIAL OFFICER. The Chief Financial Officer is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

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

                          ARTICLE V. Other Provisions.
                                     ----------------

     Section 1. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     Section 2. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

                            ARTICLE VI. Amendments.
                                        ----------

     These Bylaws may be amended or repealed either by approval of the outstanding shares (as defined in Section 152 of the California General Corporation Law) or by the approval of the Board; provided, however, that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable number of directors or vice versa may be adopted only by approval of the outstanding shares, and a bylaw reducing the fixed number or the minimum number of directors to a number less than five shall be subject to the provisions of Section 212(a) of the California General Corporation Law.

                         ARTICLE VII. Indemnification.
                                      ---------------

     Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Each person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation, or of any predecessor corporation, or is or was a director or officer who is or was serving at the request of the corporation as a director, officer, employee or other agent of another corporation, a partnership, joint venture, trust or other enterprise (including service with respect to corporation-sponsored employee benefit plans), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation's Articles, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith; provided, however, that amounts paid in settlement of a proceeding shall be payable only if the settlement is approved in writing by the corporation. Such indemnification shall continue as to a person who has ceased to be a director or officer for acts performed while a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing, the corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation. The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of final disposition to the fullest extent permitted by law, provided, however, that the payment under this Article of such expenses in advance of the final disposition of a proceedings shall be conditioned upon the delivery to the corporation of a written request for such advance and of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified.

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


     (b) Notwithstanding the foregoing or any other provisions under this Article, the corporation shall not be liable under this Article to indemnify a director or officer against expenses, liabilities or losses incurred or suffered in connection with, or make any advances with respect to, any proceeding against a director or officer: (i) as to which the corporation is prohibited by applicable law from paying as an indemnity, (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the corporation's consent (which consent may not be unreasonably withheld), (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by the corporation, except in respect of any excess beyond the amount of payment under such insurance, (iv) for which payment is actually made to the director or officer under an indemnity by the corporation otherwise than pursuant to this Bylaw Article, except in respect of any excess beyond the amount of payment under such indemnity, (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled, (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law, or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.

     Section 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of the corporation or is or was an employee or agent of the corporation who is or was serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to corporation-sponsored employee benefits plans, whether the basis of such action is alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, upon appropriate action by the corporation and subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation up to the fullest extent permitted by California law and the corporation's Articles, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

     Section 3. RIGHT OF DIRECTORS  AND OFFICERS TO BRING SUIT. If a claim under
Section 1 of this Article is not paid by the corporation or on its behalf within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim.

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

     Section 4. SUCCESSFUL DEFENSE. Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of a proceeding without prejudice or the settlement with the written consent of the corporation of a proceeding without admission of liability) in defense of any proceeding referred to in
Section 1 or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     Section 5. INDEMNITY AGREEMENTS. The corporation may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permissible under applicable law and the corporation's Articles.

     Section 6. SUBROGATION. In the event of payment by the corporation of a claim under Section 1 of this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the corporation effectively to bring suit to enforce such rights.

     Section 7. NON-EXCLUSIVITY RIGHTS. The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 8. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under California law.

     Section 9. EXPENSES AS A WITNESS. To the extent that any director, officer or employee of the corporation is by reason of such position a witness in any action, suit or proceeding, he or she will be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     Section 10. NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS. This article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the corporation. The corporation shall have power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law.

     Section 11. SEPARABILITY. Each and every paragraph, sentence, term and provision of this Article is separate and distinct so that if any paragraph, sentence, term or provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the corporation and the claimant, the broadest possible indemnification permitted under applicable law.

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

     Section 12. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.


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